Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Second Quarter Fiscal 2024 Financial Results
Dallas, Texas February 22, 2024 — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended January 31, 2024.
For the three months ended January 31, 2024, revenue, gross profit, and net income attributable to Copart Inc. were $1.02 billion, $464.2 million, and $325.6 million, respectively. These represent an increase in revenue of $63.4 million, or 6.6%; an increase in gross profit of $37.7 million, or 8.8%; and an increase in net income attributable to Copart Inc. of $32.0 million, or 10.9%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $0.33 compared to $0.30 last year, an increase of 10.0%.
For the six months ended January 31, 2024, revenue, gross profit, and net income attributable to Copart Inc. were $2.04 billion, $928.2 million, and $658.2 million, respectively. These represent an increase in revenue of $190.5 million, or 10.3%; an increase in gross profit of $132.2 million, or 16.6%; and an increase in net income attributable to Copart Inc. of $118.6 million, or 22.0%, respectively, from the same period last year. Fully diluted earnings per share for the six months were $0.68 compared to $0.56 last year, an increase of 21.4%.
On Thursday, February 22, 2024, at 5:30 p.m. Eastern Time (4:30 p.m. Central Time), Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelations. A replay of the call will be available through May 2024 by visiting www.copart.com/investorrelations.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart's innovative technology and online auction platforms link sellers to more than 750,000 members in over 190 countries. Copart offers services to process and sell vehicles to dealers, dismantlers, rebuilders, exporters, and to the general public. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers, vehicle rental companies, and individuals. With operations at over 250 locations in 11 countries, Copart has more than 265,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Brooke Boston, Executive Assistant, Office of the Chief Financial Officer
brooke.boston@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 31,			Six Months Ended January 31,
	2024	2023	% Change	2024	2023	% Change
Service revenues and vehicle sales:
Service revenues	$861,745	$789,797	9.1%	1,721,281	$1,516,637	13.5%
Vehicle sales	158,404	166,927	(5.1)%	319,284	333,459	(4.3)%
Total service revenues and vehicle sales	1,020,149	956,724	6.6%	2,040,565	1,850,096	10.3%
Operating expenses:
Yard operations	366,342	340,085	7.7%	734,184	677,057	8.4%
Cost of vehicle sales	146,819	154,727	(5.1)%	294,715	305,839	(3.6)%
Yard depreciation and amortization	41,208	34,070	21.0%	80,311	68,430	17.4%
Yard stock-based compensation	1,628	1,342	21.3%	3,184	2,787	14.2%
Gross profit	464,152	426,500	8.8%	928,171	795,983	16.6%
General and administrative	72,657	47,842	51.9%	130,288	92,377	41.0%
General and administrative depreciation and amortization	4,054	4,344	(6.7)%	8,115	9,042	(10.3)%
General and administrative stock-based compensation	7,541	8,789	(14.2)%	14,492	17,536	(17.4)%
Total operating expenses	640,249	591,199	8.3%	1,265,289	1,173,068	7.9%
Operating income	379,900	365,525	3.9%	775,276	677,028	14.5%
Other income (expense):
Interest income, net	33,956	14,480	134.5%	65,961	18,902	249.0%
Other expense, net	(3,103)	(2,902)	6.9%	(7,175)	(5,724)	25.3%
Total other income	30,853	11,578	166.5%	58,786	13,178	346.1%
Income before income taxes	410,753	377,103	8.9%	834,062	690,206	20.8%
Income tax expense	85,226	83,426	2.2%	176,003	150,681	16.8%
Net income	325,527	293,677	10.8%	658,059	539,525	22.0%
Less: Net income/(loss) attributable to noncontrolling interest	(108)	—	100.0%	(103)	—	100.0%
Net income attributable to Copart, Inc.	$325,635	$293,677	10.9%	$658,162	$539,525	22.0%

Basic net income per common share	$0.34	$0.31	9.7%	$0.69	$0.57	21.1%
Weighted average common shares outstanding	960,525	952,752	0.8%	959,326	952,474	0.7%

Diluted net income per common share	$0.33	$0.30	10.0%	$0.68	$0.56	21.4%
Diluted weighted average common shares outstanding	974,589	965,072	1.0%	973,135	964,476	0.9%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2024	July 31, 2023
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$1,256,948	$957,395
Investment in held to maturity securities	1,411,122	1,406,589
Accounts receivable, net	846,357	702,038
Vehicle pooling costs	137,907	123,725
Inventories	42,812	39,973
Income taxes receivable	17,030	6,574
Prepaid expenses and other assets	36,310	26,310
Total current assets	3,748,486	3,262,604
Property and equipment, net	3,042,711	2,844,339
Operating lease right-of-use assets	112,838	108,139
Intangibles, net	84,049	62,702
Goodwill	510,563	394,289
Other assets	99,873	65,806
Total assets	$7,598,520	$6,737,879

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$473,856	$440,810
Deferred revenue	26,204	26,117
Income taxes payable	4,740	4,374
Current portion of operating and finance lease liabilities	21,223	21,468
Total current liabilities	526,023	492,769
Deferred income taxes	94,140	89,492
Income taxes payable	71,314	69,193
Operating and finance lease liabilities, net of current portion	93,876	88,082
Long-term debt and other liabilities	453	10,903
Total liabilities	785,806	750,439
Commitments and contingencies
Redeemable non-controlling interest	25,114	—
Stockholders' equity:
Preferred stock	—	—
Common stock	96	96
Additional paid-in capital	1,087,345	938,910
Accumulated other comprehensive loss	(145,279)	(141,006)
Retained earnings	5,845,438	5,189,440
Total stockholders' equity	6,787,600	5,987,440
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$7,598,520	$6,737,879

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended January 31,
	2024	2023
Cash flows from operating activities:
Net income	$658,059	$539,525
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	88,485	78,094
Allowance for credit loss	3,702	2,133
Equity in (earnings) losses of unconsolidated affiliates	(5,402)	4,030
Stock-based compensation	17,676	20,323
Gain on sale of property and equipment	(971)	(748)
Deferred income taxes	(2,103)	(3,309)
Changes in operating assets and liabilities:
Accounts receivable	(169,508)	(186,559)
Vehicle pooling costs	(14,387)	(21,268)
Inventories	(2,994)	8,001
Prepaid expenses, other current and non-current assets	(35,040)	(29,176)
Operating lease right-of-use assets and lease liabilities	865	414
Accounts payable, accrued liabilities and other liabilities	6,556	27,619
Deferred revenue	(13)	3,709
Income taxes receivable	(10,463)	49,430
Income taxes payable	2,577	7,615
Net cash provided by operating activities	537,039	499,833

Cash flows from investing activities:
Purchases of property and equipment	(285,289)	(256,719)
Cash acquired in connection with acquisition	17,662	—
Proceeds from sale of property and equipment	2,069	16,343
Investment in held to maturity securities	(1,411,122)	—
Proceeds from the sale of held to maturity securities	1,430,000	—
Investment in unconsolidated affiliate	(1,000)	(1,993)
Net cash used in investing activities	(247,680)	(242,369)

Cash flows from financing activities:
Proceeds from the exercise of stock options	13,482	10,815
Proceeds from the issuance of Employee Stock Purchase Plan shares	5,961	5,363
Payments for employee stock-based tax withholdings	(2,164)	(831)
Principal payments on revolver facility	(10,820)	—
Payments of finance lease obligations	(11)	(13)
Net cash provided by financing activities	6,448	15,334
Effect of foreign currency translation	3,746	3,918
Net increase in cash, cash equivalents, and restricted cash	299,553	276,716
Cash, cash equivalents, and restricted cash at beginning of period	957,395	1,384,236
Cash, cash equivalents, and restricted cash at end of period	$1,256,948	$1,660,952
Supplemental disclosure of cash flow information:
Interest paid	$2,036	$706
Income taxes paid, net of refunds	$188,480	$98,324

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000